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                                                              EXHIBIT 99.6

               CONSENT OF MORGAN STANLEY & CO. INCORPORATED

Board of Directors

Fort James Corporation

1650 Lake Cook Road

Deerfield, Illinois 60015-4753

Members of the Board:

  We hereby consent to the use in the Registration Statement of Georgia-Pacific Corporation on Form S-4 and in the Offer to Exchange of Georgia-Pacific Corporation, which is part of the Registration Statement, of our opinion dated July 16, 2000 appearing as Annex B to such Offer to Exchange, and to the description of such opinion and to the references to our name contained therein under the headings "Summary", "Reasons for the Offer-- Reasons for the Fort James' Board Recommendation; Factors Considered", "Background of the Offer" and "The Offer--Opinion of Financial Advisor to Fort James". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                               MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ Theodore J. Brombach

                                              ---------------------------------

                                              Theodore J. Brombach

                                              Managing Director

Chicago, IL

October 12, 2000